EXHIBIT 23(ii)



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 2-68488,

33-12453, 33-13577, 33-30884, 33-39265 and 333-00567) of Kulicke and Soffa

Industries, Inc. of our report dated November 3, 1994 appearing on page 21 of this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule.




/s/ LUBOSHITZ, KASIERER & CO.

Certified Public Accountants (Israel)
Haifa, Israel

December 20, 1996